Schedule 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                    Exchange Act of 1934 (Amendment No. |_|)


     Check the appropriate box:

     |_|  Preliminary information statement
     |_|  Confidential, for Use of the Commission Only
          (as permitted by Rule 14c-5(d)(2))
     |X|  Definitive information statement


                                HealthStar Corp.
                (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

     |X|  No fee required

     |_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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     |_|  Fee paid previously with preliminary materials.

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     |_| Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

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          (2)  Form, Schedule or Registration Statement No.:
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          (3)  Filing Party:
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          (4)  Date Filed:
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


                                HEALTHSTAR CORP.
                                650 Fifth Avenue
                                   Sixth Floor
                            New York, New York 10019


                                                                  August 6, 2001


Dear Fellow Stockholders:

     A Special Meeting of Stockholders of HealthStar Corp. (the "Company") will be held on September 5, 2001 at 10:00 A.M. at the offices of Blank Rome Tenzer Greenblatt LLP, located at 405 Lexington Ave, 14th Floor Boardroom, New York, New York 10174.

     The Notice of Special Meeting and Information Statement which follow describe the business to be conducted at the meeting.

     The Special Meeting will be held solely to tabulate the votes cast and report on the results of voting on those matters listed in the accompanying Information Statement. No presentations or other business matters are planned for the Special Meeting. THE COMPANY IS NOT SOLICITING PROXIES AND IS REQUESTING THAT YOU DO NOT SEND THE COMPANY A PROXY IN CONNECTION WITH THE SPECIAL MEETING.




                                                     Cordially,

                                                     Edward M. Chism
                                                     Chairman of the Board

                                HEALTHSTAR CORP.
                                650 Fifth Avenue
                                   Sixth Floor
                            New York, New York 10019

                              --------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 5, 2001

                              --------------------

To the Stockholders of HEALTHSTAR CORP.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of HealthStar Corp. (the "Company") will be held on Wednesday, September 5, 2001, at 10:00 A.M. at the offices of Blank Rome Tenzer Greenblatt LLP, 405 Lexington Avenue, 14th Floor Boardroom, New York, New York 10174 for the following purposes:

     1. To consider and vote on a resolution to amend the Company's Certificate of Incorporation to increase the Company's authorized common stock from 15,000,000 to 100,000,000 shares;

     2.  To  consider  and  vote  upon  a  resolution  to  amend  the  Company's
Certificate of Incorporation to change the Company's corporate name from "HealthStar Corp." to "BlueStone Holding Corp." or a similar name that includes the words "BlueStone" and "Holding";

     3. To consider and vote upon a resolution to amend the Company's Certificate of Incorporation to provide that any action to be taken or which may be taken at any annual or special meeting of the stockholders of the Company may be taken by written consent without a meeting; and

     4. To take such other action as may properly come before the meeting or at any adjournment thereof.

     Only stockholders of record at the close of business on August 1, 2001 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     The Special Meeting will be held solely to tabulate the votes cast and report on the results of voting on those matters listed in the accompanying Information Statement. No presentations or other business matters are planned for the meeting. NO PROXIES ARE BEING SOLICITED IN CONNECTION WITH THE MEETING AND WE ARE REQUESTING THAT YOU DO NOT SEND A PROXY TO THE COMPANY.

                                       By Order of the Board of Directors,


                                       EDWARD M. CHISM
                                       Chairman of the Board

August 6, 2001

                                HEALTHSTAR CORP.

                                650 Fifth Avenue
                                   Sixth Floor
                            New York, New York 10019
                                 (212) 484-2000

                              INFORMATION STATEMENT

                         Special Meeting of Stockholders
                          to be held September 5, 2001


     This Information Statement is furnished in connection with a special meeting of stockholders of HealthStar Corp., a Delaware corporation (the "Company"), which will be held on September 5, 2001, at 10:00 A.M., local time, at the offices of Blank Rome Tenzer Greenblatt LLP, located at 405 Lexington Avenue, 14th Floor Boardroom, New York, New York 10174 (the "Special Meeting"). Certain officers, directors and other stockholders of the Company, who collectively own approximately 76.2% of the combined voting power of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") and the Company's Common Stock (the "Common Stock") and 53.4% of the Common Stock (the "Majority Holders"), have agreed to vote in favor of the matters to be submitted to a vote of stockholders at the Special Meeting and have given irrevocable proxies with respect to such matters to William G. Walters, Matthew A. Gohd and Zirk Engelbrecht, acting by majority. These votes are sufficient to approve the resolutions that will be submitted to the stockholders at the Special Meeting.

     The accompanying Notice of Special Meeting of Stockholders and this Information Statement are first being mailed to stockholders on or about August 7, 2001.

     The following resolutions will be submitted to the Company's stockholders at the Special Meeting:

     (1) To amend the Company's  Certificate  of  Incorporation  to increase the number of authorized shares of the Common Stock from fifteen million (15,000,000) shares to one hundred million (100,000,000) shares. Upon the approval of this amendment, the 215,000 shares of the Company's Series A Convertible Preferred Stock currently outstanding will be automatically converted into 21,500,000 shares of Common Stock;

     (2) To amend the Company's Certificate of Incorporation to change the name of the Company from "HealthStar Corp." to "BlueStone Holding Corp." or a similar name that includes the words "BlueStone" and "Holding"; and

     (3) To amend the Company's Certificate of Incorporation to provide that any action to be taken or which may be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                      VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock and Preferred Stock at the close of business on August 1, 2001 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. At the close of business on August 1, 2001, the Company had outstanding and entitled to vote 8,345,872 shares of Common Stock and 215,000 shares of Preferred Stock.

     Each holder of record of Common Stock on the Record Date will be entitled to cast one vote for each share held on all matters to be voted upon at the Special Meeting. Each holder of record of Preferred Stock on the Record Date will be entitled to cast one vote for each vote that such holder would be entitled to cast had such holder converted his Preferred Stock into shares of Common Stock as of the date immediately prior to the Record Date (100 shares of Common Stock for each share of Preferred Stock).

     The proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock requires the approval of the holders of a majority of the Common Stock and Preferred Stock, voting together as a single class, and the approval of the holders of a majority of the Common Stock, voting as a separate class.

     The proposals to amend the Company's Certificate of Incorporation to change its corporate name and provide written consent in lieu of meetings of the stockholders require the approval of the holders of a majority of the Common Stock and Preferred Stock, voting together as a single class.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

     Because of the need to obtain the affirmative vote of the majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock in favor of the proposed amendments to the Company's Certificate of Incorporation, and, in the case of the amendment to increase the authorized number of shares of Common Stock, the affirmative vote of a majority of the Common Stock voting as a separate class, failures to vote, broker non-votes and abstentions will have the same practical effect as a vote against such amendments.

     THE MAJORITY HOLDERS OWN SUFFICIENT VOTING SECURITIES TO APPROVE THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION AS SET FORTH ABOVE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The following table sets forth, as of the Record Date, the beneficial ownership of shares of Common Stock and Preferred Stock of the Company by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting stock, (ii) each person named in the Summary Compensation Table set forth in Item 10 of Part II of the Company's Annual Report on form 10-KSB for its fiscal year ended March 31, 2001 (a "Named Officer"), (iii) each Director of the Company, and (iv) all Directors and Named Officers as a group. Except as otherwise indicated, to the knowledge of the Company, each shareholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.


                                                                Shares
                                                                Beneficially      Percentage     Percentage of Total
Name and Address (1)                              Class         Owned             of Class (2)   Voting Power (3)
--------------------                              -----         ----------        ------------   --------------------
Salesmation.com, Inc. (4)                         Common        4,000,000         47.9%          13.4%
                                                  Preferred     0                 --

First International Bank & Trust Ltd.             Common        0                 --             8.7%
42 Kennedy Avenue                                 Preferred     25,833            12.0%
Roseau, Commonwealth of Dominica
West Indies

Nekavim Investors                                 Common        0                 --             8.4%
Kappeli Street 6                                  Preferred     25,000            11.6%
8002 Zurich, Switzerland

Edward M. Chism (5)                               Common        493,166           5.8%           1.6%
                                                  Preferred     0                 --

Zirk Engelbrecht (6)(7)                           Common        295,000           3.5%           *
                                                  Preferred     0                 --

William G. Walters (7)                            Common        0                 --             22.6%
                                                  Preferred     67,424            31.4%

Matthew A. Gohd (7)                               Common        0                 --             21.6%
                                                  Preferred     64,582            30.0%

Joseph W. McSherry                                Common        0                 --             2.2%
                                                  Preferred     6,458             3.0%

Steven A. Marcus (8)                              Common        30,000            *              *
                                                  Preferred     0                 --

All Named Officers and directors as a group       Common        818,166           9.4%           48.5%
(six persons) (5)(6)(7)(8)                        Preferred     138,464           64.4%

*    Indicates less than one percent (1.0%).

(1) Except as otherwise noted, the mailing address of each beneficial owner is c/o HealthStar Corp. 650 Fifth Avenue, Sixth Floor New York, New York 10019.

(2) The percentages shown include the shares of stock actually owned as of the Record Date and the shares of stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage ownership, all shares of stock that the identified person or group had the right to acquire within 60 days of the Record Date upon the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of stock owned by any other person.

(3) The shares of Preferred Stock vote together with the shares of Common Stock as a class on an as converted (100 shares of Common Stock for each share of Preferred Stock) basis.

(4) Voting rights with respect to all 4 million shares issued to Salesmation in connection with the Company's April 2, 2001 acquisition of M2 Ltd. from Salesmation have been granted to the Company's Board of Directors, for as long as Salesmation owns the shares.

(5) Includes 329,166 shares beneficially owned by Forward Looking Technologies, Ltd. Forward Looking Technologies Ltd.'s principal place of business is 50 Shirley Street, Second Floor, Nassau, Bahamas. Mr. Chism has the sole power to vote these shares. Also includes options to acquire a total of 114,000 shares at $1.08 per share, 25,000 shares at $4.00 per share and 25,000 shares at $6.00 per share.

(6) Includes options to acquire 140,000 shares at $1.08, 15,000 shares at $4.00 and 15,000 shares at $6.00.

(7) Does not include shares of Common Stock or Preferred Stock of the Company over which Messrs. Engelbrecht, Walters and Gohd have shared voting power by virtue of the proxies given to such persons as described above with respect to the matters to be voted upon at the Special Meeting.

(8) Includes options to acquire 15,000 shares at $4.00 and 15,000 shares at $6.00.

                               CHANGES IN CONTROL

     Pursuant to a Plan and Agreement of Merger (the "Merger Agreement") dated June 15, 2001, BS Acquisition Corp., a New York corporation and wholly-owned subsidiary of the Company ("BS Acquisition") merged with and into BlueStone Capital Corp., a New York corporation ("BlueStone"). In connection with the merger, the Company issued 215,000 shares of Preferred Stock, which will automatically convert into 21.5 million shares of Common Stock of the Company upon the amendment of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company as provided herein. All of the shares of Preferred Stock set forth in the foregoing table were issued pursuant to the Merger Agreement.

     As provided in the Merger Agreement, upon the closing, Dr. Michael Flax, David Lewis, Isidor Buholzer, Michael Pellet and Andre-Paul Pellet resigned as directors of the Company. William G. Walters, Matthew A. Gohd and Joseph W. McSherry, officers and directors of BlueStone, were elected as directors of the Company for terms expiring in 2003, 2003 and 2002, respectively. Pursuant to the Merger Agreement, a designee of Messrs. Zirk Engelbrecht and Edward Chism, directors of the Company, will be elected director for a term expiring in 2001 and a designee of Messrs. Walters, Gohd and McSherry will be elected director for a term expiring in 2001.

                    PROPOSED AMENDMENTS TO THE CERTIFICATE OF
                          INCORPORATION OF THE COMPANY

1. Amendment of Certificate of Incorporation to Increase Authorized Shares of Common Stock

     The Company's Board of Directors has proposed an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock from fifteen million (15,000,000) shares to one hundred million (100,000,000) shares. Such amendment is herein referred to as the "Authorized Shares Amendment." The text of the Authorized Shares Amendment is attached hereto as Exhibit A and is incorporated herein by reference. Currently, the Company has 15,000,000 shares of common stock authorized, of which 8,345,872 shares are issued and outstanding as of the Record Date.

     The increase in authorized Common Stock is necessary so that there will be sufficient shares of Common Stock available for issuance upon conversion of the Preferred Stock to Common Stock. There are currently 215,000 shares of Preferred Stock outstanding, each of which will be automatically converted into 100 shares of Common Stock (21,500,000 shares in the aggregate) upon the effectiveness of the Authorized Shares Amendment. The Certificate of Incorporation of the Company does not currently authorize a sufficient number of shares of Common Stock to allow the full conversion of the Preferred Stock. The shares of Preferred Stock are entitled to distributions, if any, together with the Common Stock on an as converted basis and are entitled to vote together with the Common Stock as a class on an as converted basis. There are no preemptive rights associated with the Company's Common Stock or Preferred Stock.

     The Authorized Shares Amendment will be implemented by filing the Certificate of Amendment with the Secretary of State of Delaware. Once the Company files the Certificate of Amendment, the Company will have 70,154,128 shares of authorized but unissued Common Stock available for issuance. The unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions and the issuance or reservation of Common Stock for employee stock options. The Company's Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting, or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If, in a particular transaction, stockholder approval were required by law or any stock exchanges or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that the Company may have the requisite number of voting shares to consummate the transaction.

     The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement. However, the Company stockholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's stock. The Company has no present intention to use the increased authorized Common Stock for anti-takeover purposes.

2. Amendment of Certificate of Incorporation to Change the Name of the Company.

     The Company's Board of Directors has proposed an amendment to the Company's Certificate of Incorporation to change the Company's name from "HealthStar Corp." to "BlueStone Holding Corp." or a similar name chosen by the Board that includes the words "BlueStone" and "Holding". Such amendment is herein referred to as the "Name Amendment." The Name Amendment will be implemented by filing a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State. The text of the Name Amendment is attached as Exhibit B hereto and is incorporated herein by reference. The Board of Directors and management of the Company believe that the proposed change in the Company's corporate name is necessary since the Company is no longer engaged in the health care business. Moreover, the change in the corporate name will identify the Company with its primary operating subsidiary, BlueStone Capital Corp.

3. Amendment of Certificate of Incorporation to Allow Actions by Consent in Lieu of Meeting.

     The Company's Board of Directors has proposed an amendment to the Company's Certificate of Incorporation to provide that any action to be taken or which may be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such amendment is herein referred to as the "Consent Amendment." The Consent Amendment will be implemented by filing a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State. The text of the Consent Amendment is attached as Exhibit C hereto and is incorporated herein by reference.

     The Consent Amendment will enable the Company to obtain requisite approvals of stockholders without the need to call a stockholder meeting. Under the General Corporation Law of the State of Delaware, prompt notice of a corporate action taken without a meeting by less than unanimous written consent must be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. The Company believes this amendment would provide the Company the opportunity, in certain circumstances, to reduce the expenses and delay incidental to obtaining stockholder approvals at a meeting of stockholders.

     In the event that the Company seeks to obtain written consents by the stockholders of the Company in lieu of a meeting, the Company shall be required to comply with all applicable rules and regulations under the Securities Exchange Act of 1934, as amended, relating to the solicitations of proxies or any exemptions from such rules or regulations.

     Each of the Authorized Shares Amendment, Name Amendment and Consent Amendment will become effective upon the filing of the Certificate of Amendment with the Secretary of State of Delaware. Under federal securities law, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

     Interest of Certain Persons in Matters to be Acted Upon

     No director, executive officer, nominee to become such, or any associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be submitted to a vote of stockholders at the Special Meeting, which is not shared by all other stockholders, pro rata, and in accordance with their respective interests in the Company.

Dated: August 6, 2001

                                           By Order of the Board of Directors,

                                           Edward M. Chism
                                           Chairman of the Board

                                    EXHIBIT A

     That Paragraph A of Article IV of the Certificate of Incorporation be amended to read in its entirety as follows:

               "A. Classes of Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred one million (101,000,000), of which one hundred million (100,000,000) shares shall be classified as common stock, having a par value of $.001 per share, and one million (1,000,000) shares shall be classified as preferred stock, having a par value of $.001 per share."

                                    EXHIBIT B

     That Article I of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

   "The name of the corporation is BlueStone Holding Corp." [or similiar name that includes the words "Bluestone" and "Holding"].

                                    EXHIBIT C

     That Article XII of the Certificate of Incorporation of the Corporation be deleted in its entirety.

     [Article XII of the Certificate of Incorporation currently reads as follows:

               "No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied."]